UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2024

Chico’s FAS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16435	59-2389435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers FL	33966
(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Introductory Note

As previously disclosed, Chico’s FAS, Inc., a Florida corporation (“Company”), entered into an Agreement and Plan of Merger (“Merger Agreement”), dated September 27, 2023, by and among Daphne Parent LLC, a Delaware limited liability company (“Parent”), Daphne Merger Sub, Inc., a Florida corporation and a wholly owned subsidiary of Parent (“Merger Sub” and, together with Parent, “Buyer Parties”), and the Company, providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (“Merger”). On January 5, 2024, the Buyer Parties completed the acquisition of the Company.

Item 1.01. Entry into a Material Definitive Agreement.

Concurrently with the closing of the Merger, the Buyer Parties, the Company, and certain material domestic subsidiaries of the Company were joined as guarantors to (i) the Term Loan Credit Agreement, dated as of July 28, 2023 (as amended by Amendment No. 1 to the Term Loan Credit Agreement, dated as of December 8, 2023 (“Term Loan Credit Agreement”)), by and among Knitwell Borrower LLC, a Delaware limited liability company (“Borrower”), Knitwell Guarantor LLC, a Delaware limited liability company (“Holdings”), HPS Investment Partners, LLC (as administrative agent and collateral agent), and the lenders party thereto, and (ii) the ABL Credit Agreement, dated as of July 28, 2023 (as amended by Amendment No. 1 to the ABL Credit Agreement, dated as of December 12, 2023 (“ABL Credit Agreement”)), by and among Borrower, Holdings, Bank of America, N.A. (as administrative agent and collateral agent), and the lenders party thereto. The Term Loan Credit Agreement and the ABL Credit Agreement include representations and warranties, covenants, events of default, and other provisions that are customary for facilities of their respective types.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K (“Current Report”) is incorporated by reference into this Item 1.02.

Concurrently with the closing of the Merger, the Company repaid all loans and terminated all credit commitments outstanding under the Credit Agreement, dated as of August 2, 2018 (as amended by Amendment No. 1 to the Credit Agreement, dated as of October 30, 2020 and Amendment No. 2 to the Credit Agreement, dated as of February 2, 2022), by and among the Company, certain material domestic subsidiaries of the Company (as co-borrowers and guarantors), Wells Fargo Bank, National Association (as agent, letter of credit issuer, and swing line lender), and each lender party thereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Completion of the Merger

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03, and 8.01 of this Current Report is incorporated by reference into this Item 2.01.

At the effective time of the Merger (“Effective Time”), (i) each share of common stock, par value $0.01 per share, of the Company (“Chico’s Common Stock”) (other than shares of Chico’s Common Stock that are (A) held by the Company and its Subsidiaries (as defined in the Merger Agreement); (B) owned by the Buyer Parties; or (C) owned by any direct or indirect wholly owned Subsidiary of the Buyer Parties, in each case, as of immediately prior to the Effective Time (“Owned Company Shares”); and (D) Chico’s Common Stock subject to Company RSAs (as defined below)) outstanding immediately prior to the Effective Time was cancelled and extinguished and automatically converted into the right to receive $7.60 per share in cash, without interest (“Per Share Price”), and (ii) each Owned Company Share was cancelled and extinguished without any conversion thereof or consideration paid therefor.

Pursuant to the Merger Agreement, at the Effective Time, because of the Merger:

•	each award of restricted Chico’s Common Stock granted under the Chico’s FAS, Inc. Amended and Restated 2020 Omnibus Incentive Plan (“Company Equity Plan,” and each such award, “Company RSA”), whether vested or unvested, that was outstanding as of immediately prior to the Effective Time became fully vested, cancelled, and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Chico’s Common Stock subject to such Company RSA, multiplied by (B) the Per Share Price, subject to any required withholding of taxes;

•	each award of time-vesting restricted stock units granted under the Company Equity Plan (“Company RSU Award”), whether vested or unvested, that was outstanding as of immediately prior to the Effective Time became fully vested, cancelled, and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Chico’s Common Stock subject to such Company RSU Award, multiplied by (B) the Per Share Price, subject to any required withholding of taxes; and

•	each award of performance-vesting restricted stock units granted under the Company Equity Plan (“Company PSU Award”), whether vested or unvested, that was outstanding as of immediately prior to the Effective Time became fully time-vested, cancelled, and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares of Chico’s Common Stock earned with respect to each Company PSU Award (determined based on (x) for each completed fiscal year during the performance period applicable to such Company PSU Award that ended at least one month prior to the Effective Time, actual performance as determined in accordance with the applicable award agreement, and (y) for each fiscal year during the performance period applicable to the Company PSU Award that did not end at least one month prior to the Effective Time, target performance for such fiscal year), multiplied by (B) the Per Share Price, subject to any required withholding of taxes.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Merger Agreement, which was filed by the Company with the Securities and Exchange Commission (“SEC”) on September 28, 2023 as Exhibit 2.1 to the Current Report on Form 8-K, and is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On January 5, 2024, the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been consummated and requested that the NYSE suspend trading of Chico’s Common Stock on the NYSE prior to the opening of trading on January 5, 2024. The Company also requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Chico’s Common Stock from the NYSE, as well as the deregistration of such Chico’s Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). As a result, Chico’s Common Stock will no longer be listed on the NYSE.

In addition, the Company intends to file with the SEC a certification on Form 15, requesting the termination of registration of the shares of Chico’s Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Chico’s Common Stock.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and in Items 2.01, 3.01, and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and in Items 1.01, 2.01, 3.03, and 5.02 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Parent is an affiliate of Sycamore Partners Management, L.P. The aggregate consideration of the Merger was approximately $1 billion, which was funded by equity financing and borrowings under the Term Loan Credit Agreement and the ABL Credit Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

In connection with the Merger, and effective as of the Effective Time, the Company elected to terminate the employer match and the earnings’ portion of the Chico’s FAS, Inc. Deferred Compensation Plan (“Deferred Compensation Plan”). The Deferred Compensation Plan had previously been frozen, effective as of December 31, 2021, and at such time, the Company terminated and distributed the elective deferrals’ portion of the Deferred Compensation Plan. In connection with the termination of the employer match and the earnings’ portion of the Deferred Compensation Plan at the Effective Time, participating employees, including certain named executive officers, will receive a distribution of their remaining balance, as follows:

Named Executive Officer	Distribution Amount
David M. Oliver	$6,324.15
Kristin M. Gwinner	$8,650.13

Effective as of the consummation of the Merger, all of the members of the Board of Directors of the Company, immediately prior to consummation of the Merger, resigned as directors of the Company, and Stefan Kaluzny and Dary Kopelioff were appointed as directors of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

The information set forth in the Introductory Note and in Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the Restated Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the Second Amended and Restated Articles of Incorporation, as set forth in an exhibit to the Merger Agreement. In addition, at the Effective Time, subject to the provisions of the Merger Agreement, Merger Sub’s Bylaws, as in effect immediately prior to the Effective Time, became the bylaws of the Company.

Item 8.01. Other Events.

On January 5, 2024, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits:

No.	Description

2.1	Agreement and Plan of Merger, dated as of September 27, 2023, by and among Daphne Parent LLC, Daphne Merger Sub, Inc., and Chico’s FAS, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 28, 2023)

99.1	Press Release, dated January 5, 2024, issued by Chico’s FAS, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHICO’S FAS, INC.

Date: January 5, 2024	By:	/s/ Molly Langenstein
		Name:	Molly Langenstein
		Title:	Chief Executive Officer, President and Director